ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080607901-43
Filing Date and Time 09/11/2008 8:35AM
Entity Number E0583442008-8

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	BAY PEAK 3 ACQUISITION CORP.
☐ Commercial Registered Agent [ ]
2. Resident Agent For Service of Process: (check only one box)	☒ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)
L and R Service Company of Nevada, LLC
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	3993 Howard Hughes Parkway, Suite 600	Las Vegas	Nevada	89169
	Street Address	City		Zip Code

	Mailing Address (If different from street address	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares With par value: 200,000,000	Par value Per share: $.001	Number of shares Without par value: 0
4. Name and Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)
1. Cory Roberts
Name
	169 Bolsa Avenue	Mill Valley	CA	94941
	Street Address	City	State	Zip Code

2. Lanny R. Lang
	3536 E. Saltsage Drive	Phoenix	AZ	85048
	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)	Lanny R. Wang	X By: /s/ Lanny R. Wang
	Name	Incorporator Signature

	3536 E. Saltsage Drive	Phoenix	AZ	85048
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc.
	X By: /s/ Linda S. Howell, On behalf of L and R Service Company of Nevada, LLC			9-9-08
	Authorized Signature of R.A. or On behalf of R.A. Company			Date

This form must be accompanied by appropriate fees.

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that BAY PEAK 3 ACQUISITION CORP., did on
September 11, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified by: Kathleen Perusse Certificate Number: C20080912-0976	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 16, 2008 /s/ Ross Miller Ross Miller Secretary of State

ARTICLES OF INCORPORATION
OF
BAY PEAK 3 ACQUISITION CORP.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Nevada (particularly Chapter 78 of the Nevada Revised Statutes and the acts mandatory thereof and supplemental thereto), hereby declares that:

FIRST:           The name of the corporation (hereinafter called the "Corporation") is:

BAY PEAK 3 ACQUISITION CORP.

SECOND:     The name of the person designated as the resident agent of the Corporation and the street address of the resident agent where process may be served upon the Corporation, which is also the mailing address of the resident agent, are:

L and R Service Company of Nevada, LLC
3993 Howard Hughes Parkway, Suite 600
Las Vegas, NV 89169

THIRD:          The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.

FOURTH:      The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred and ninety million (190,000,000) shares of common stock with a par value of one-tenth of one cent ($.001) per share and ten million (10,000,000) shares of preferred stock with a par value of one-tenth of one cent ($.001) per share, undesignated as to class, powers, designations, preferences, limitations, restrictions or relative rights. The board of directors of the Corporation is authorized to fix and determine any class or series of preferred stock and the number of shares of each class or series and to prescribe the powers, designations, preferences, limitations, restrictions and relative rights of any class or series established, all by resolution of the board of directors and in accordance with Section 78.1955 of the Nevada Revised Statutes, as the same may be amended and supplemented.

FIFTH:           The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the bylaws of this Corporation.

SIXTH:          The first board of directors of the Corporation shall consist of two directors whose names and street addresses are:

Cory Roberts
169 Bolsa Avenue
Mill Valley, CA 94941

Lanny R. Lang
3536 E. Saltsage Drive
Phoenix, AZ 85048

SEVENTH:    The name and the mailing address of the incorporator are:

Lanny R. Lang
3536 E. Saltsage Drive
Phoenix, AZ 85048

EIGHTH:       The personal liability of the directors and officers of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Nevada Revised Statues and particularly Section 78.037.1 thereof, as the same may be amended and supplemented.

NINTH:          The Corporation shall, to the fullest extent permitted by the provisions of Section 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office, and shall continue as to persons who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation shall pay or otherwise advance all expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not entitled to be indemnified by the Corporation. Nothing herein shall be construed to affect any rights to advancement of expenses to which personnel other than officers or directors of the Corporation may be entitled under any contract or otherwise by law.

TENTH:         From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to Chapter 78 of the Nevada Revised Statutes, does make and file these Articles of Incorporation and hereby declares and certifies that the facts herein stated are true.

        DATED this 5th day of September, 2008.

/s/ Lanny R. Lang
Lanny R. Lang, Incorporator